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Exhibit 32.2

Certification of CFO Pursuant to 18 U.S.C. Section

1350,
as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002, the
undersigned certifies that, to the undersigned’s

knowledge, (1) this Annual Report of Capital City Bank Group,

Inc. (the
“Company”) on Form 10-K for the year ended December

31, 2020, as filed with the Securities and Exchange

Commission on the
date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934,

as
amended, and (2) the information contained in this Report

fairly presents, in all material respects, the financial condition of the
Company and its results of operations as of and for the

periods covered therein.

/s/ J. Kimbrough Davis

J. Kimbrough Davis
Executive Vice President

and

Chief Financial Officer

Date: March 1, 2021